UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 22, 2008

Colombia Goldfields Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51013	76-0730088
(Commission File Number)	(IRS Employer Identification No.)

208-8 King Street East, Toronto, Ontario Canada	M5C 1B5
(Address of Principal Executive Offices)	(Zip Code)

(416) 361-9640
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Company is continuing to focus its efforts on completing the previously announced $35 million acquisition of Mineros Nationalies S.A., as regulatory approval from Colombia’s Superintendent of Industry and Commerce has now been received. The Company has previously provided a nonrefundable advance in the amount of $7 million in respect of this acquisition, leaving $28 million remaining outstanding against the purchase price.

The Company has also received a further extension of the closing of the Mineros transaction to October 31, 2008. In connection with this extension, Mineros has offered to consider a vendor take back note of up to $10 million, potentially reducing the amount of funding remaining to be secured from external sources to approximately $18 million. The Company also continues to maintain a $2.5 million deposit guarantee which is payable to Mineros in the event the transaction does not close for any reason.

The Agreement, dated as of September 22, 2008, between Compania Minera de Caldas S.A. (a subsidiary of the Company) and Mineros is attached hereto as Exhibit 99.1.

Item 7.01.     Regulation FD Disclosure.

On September 23, 2008 the Company announced that it had completed 45,000 meters of its drilling program on the Zona Alta (Upper Zone) of Marmato Mountain. Results from this drilling, combined with analysis from 14,000 meters of existing drill core from the Zona Baja (Lower Zone) are currently being used to update the Company’s resource for the entire mountain. In connection with this, the Company has temporarily suspended additional drilling in order to reduce the Company’s ongoing operating expenses.

The Company continues to seek external funding in order to complete the acquisition of Mineros and the Company is also evaluating a number of strategic options to meet its long-term project development goals. In the interim, the Company continues to receive ongoing financial support from related parties to meet its ongoing operating requirements.

On September 23, 2008, the Company issued the press release attached hereto as Exhibit 99.2.

The information in this Current Report on Form 8-K under this Item 7.01, including the information set forth in Exhibit 99.2, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Agreement, dated as of September 22, 2008, between Caldas and Mineros
	99.2	Press Release of the Company issued on September 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2008	Colombia Goldfields Ltd.

	By:	/s/ Thomas Lough
	Name:	Thomas Lough
	Title:	President